ARTICLES OF INCORPORATION
                                      OF
                                  NEWHI, INC.


KNOW ALL MEN BY THESE PRESENTS: That the undersigned, being of legal age and a citizen of the United States of America and the State of Washington, does this day form a corporation under the general laws of the State of Washington, and does hereby make, certify, execute, acknowledge and deliver the following Articles of Incorporation:

ARTICLE I

The name of this corporation shall be: NEWHI, INC.

ARTICLE II

The general nature of the business of this corporation and the objects and purposes proposed to be transacted, promoted and carried on by the corporation are as follows:

(a) To engage in, conduct, manage and operate a general mining, milling, and smelting business and to locate, purchase, patent, lease or acquire in any type or manner any mining claim or interest.

(b) To engage in any manufacturing, mercantile, warehousing or trading business or businesses of any kind, and to do all things incidental thereto; to maintain and operate properties and facilities for the production and sale of any articles of commerce; and to purchase or otherwise acquire, own, mortgage, pledge, sell, assign, and transfer or otherwise dispose of, invest, trade and deal in goods, wares and merchandise and real and personal property of every class and description.

(c) To purchase or otherwise acquire, the whole or any part of the undertaking and business of any person, firm or corporation, engaged in any business of any nature, and the property and liabilities, including the good will, assets and stock in trade thereof, and to pay for the same either in cash or in shares, or partly in cash and partly in shares.

(d) To purchase, take, receive, lease, or otherwise acquire, own, hold, improve, use and otherwise deal in and with, real or personal property, or any interest therein, which property may be located either in the United States of America or in a foreign country.

(e) To acquire by purchase, subscription, or otherwise, and to hold for investment or otherwise, and to use, sell, assign, transfer, mortgage, pledge or otherwise deal with or dispose of stocks, bonds, or any obligations or securities of any corporation or corporations; and to merge or consolidate with any corporation in such manner as may be provided by law.





Submission page 81 of 85
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(f)     To borrow money, and to make and issue notes, bonds, debentures, obligations and evidences of indebtedness of all kinds, whether secured by mortgage, pledge or otherwise, without limit as to amount, except as may be prohibited by statute, and to mortgage, pledge, hypothecate, convey in trust, or otherwise, any and all property of the corporation as security for the payment of any such indebtedness, and generally to make and perform agreements and contracts of every kind and description; and to lend money for corporate purposes, invest and reinvest its funds and take and hold real and personal property as security for the payment of funds so loaned or invested.

(g) To purchase, take, receive or otherwise acquire, hold, own, pledge, transfer or otherwise dispose of its own shares, to the extent that unreserved and unrestricted earned surplus and unreserved and unrestricted capital surplus shall be available therefor, and to make distributions from capital surplus.

(h) To indemnify any directors, officer or former director or officer of the corporation, or any person who may have served at the corporation's request as a director or officer of another corporation, against expenses actually and reasonably incurred by such person in connection with the defense of any action, suit or proceeding, civil or criminal, in which he becomes a party by reason of being or having been such director or officer, to the full extent permitted by the laws of the State of Washington as such laws at any time may be in force and effect.

(i) To do all and everything necessary, suitable and proper for the accomplishment of any of the purposes, or the attainment of any of the objects, or the furtherance of any of the powers herein above set forth, either alone or in .association with other corporations, firms or individuals, and do every act or acts, thing or things incidental or appurtenant to or growing out of or connected with the aforesaid business or powers, or any part or parts thereof; and to have and to exercise all the powers conferred by the laws of the State of Washington, as such laws may now be in effect or as they may at any time hereafter be amended.

The foregoing statement of purposes shall be construed as a statement of both purposes and powers, and the purposes and powers stated in each clause shall be in no way limited or restricted by reference to or inference from the terms or provisions of any other clause, but shall be regarded as independent purposes and powers.

ARTICLE III

A director of this corporation shall not be disqualified by his office from dealing or contracting with this corporation, nor shall any transaction or contract of this corporation be void or voidable by reason of the fact that any director or any firm of which any director is a member or any corporation of which any director is a shareholder, officer, or director, is in any way interested in such transaction or contract provided that, after such interest shall have been disclosed, such transaction or contract is, or shall be authorized, ratified or approved either (1) by a vote of a majority of a quorum of the Board of Directors without counting in such majority or quorum any director so interested, or any director who is a member of a firm so interested, or a shareholder, officer or director of a corporation so interested, or (2) by the written consent, or by a vote at any stockholders' meeting of the holders of record of a majority of all the outstanding shares


Submission page 82 of 85
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of stock of this corporation entitled to vote; nor shall any director be liable to account to this corporation for any profits realized from such transaction or contract, authorized, ratified or approved as aforesaid.

ARTICLE IV

The corporation shall have perpetual existence.

ARTICLE V

The registered office of the corporation shall be the office of the company at West 905 Riverside, Suite 311, Spokane, Washington 99201, and the registered agent of this corporation shall be William R. Green at the address of the company.

ARTICLE VI

The aggregate number of shares which the corporation shall have authority to issue is 100,000 shares of common stock, which share shall be issued without par value. No shareholder shall be entitled as of right to purchase or subscribe for any shares of this corporation authorized but unissued at this time or for any shares, debentures, bonds, or other certificates of indebtedness of whatever kind and nature which may hereafter be authorized and issued.

The shareholders of this corporation shall not be entitled to exercise the right of cumulative voting in the election of directors.

ARTICLE VII

The management of this corporation shall be vested in a Board of Directors, which Board shall not be less than the minimum number required by law, and the number, qualifications, compensation, terms of office, manner of election, time and place of meeting, powers and duties of the directors shall be such as are prescribed by the Bylaws of the corporation. The authority to make Bylaws for the corporation is hereby expressly vested in the Board of Directors of this corporation, and said Board may adopt, alter, amend or repeal such Bylaws and provisions for the regulation and management of the affairs of the corporation as shall be consistent with the laws of the State of Washington and these Articles of Incorporation.

ARTICLE VIII

The corporation reserves the right to amend, alter, change or repeal any provisions contained in these Articles of Incorporation in the manner now or hereafter prescribed by statute, and all rights conferred on the stockholders herein are granted subject to this reservation.

ARTICLE IX

The name and post office address of the director who shall first manage the affairs of this corporation is as follows:

Name                         Post Office Address
-----------------------      --------------------------------
William R. Green             West 905 Riverside, Suite 311
                             Spokane, Washington 99201

Submission page 83 of 85
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and the director shall hold office until June 30, 1988, or until his successor has been elected and qualified in the manner prescribed by law.

ARTICLE X

William R. Green shall be the incorporator of this corporation whose address is West 905 Riverside, Suite 311, Spokane, Washington 99201.

IN WITNESS WHEREOF, the incorporator has hereunto set his hand this 2nd day of November, 1987.


                                        William R. Green



STATE OF WASHINGTON     )
                        )Ss.
County of Spokane       )

I certify that I know or have satisfactory evidence that William R. Green signed this instrument, on oath stated that he was authorized to execute the instrument and acknowledged it as the incorporation of NEWHI, INC. to be the free and voluntary act of such party for the uses and purposes mentioned in the instrument.

Dated November, 2, 1987
                                        Notary Public in and for the State
                                        of Washington, residing at Spokane
                                        My appointment expires 9-26-91

CONSENT TO SERVE AS REGISTERED AGENT

I, WILLIAM R. GREEN, hereby consent to serve as Registered Agent, in the State of Washington, for the following corporation, NEWHI, INC. I understand that as agent for the corporation, it will be my responsibility to receive service of process in the name of the corporation; to forward all mail to the corporation; and to immediately notify the office of the Secretary of State in the event of my resignation, or of any changes in the registered office address of the corporation for which I am agent.

November 2, 1987
(date)                                   WILLIAM R. GREEN

                                   West 905 Riverside, Suite 311
                                  Spokane, Washington 99201









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